UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

215 First Street, Suite 240 Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip code)

(617) 500-2802

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2014, OvaScience, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price to the public of $10.00 per share (the “Offering Price”), and the Underwriters have agreed to purchase the shares at a price of $9.40 per share. The net proceeds to the Company from the sale of the Common Stock are expected to be approximately $46.8 million after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by the Company. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The offering is expected to close on or about March 7, 2014, subject to the satisfaction of customary closing conditions. Leerink Partners LLC is acting as the sole book-running manager of the offering. Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and Roth Capital Partners, LLC are acting as co-managers for the Offering.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-190939) filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2013 and declared effective by the Commission on September 10, 2013 (the “Registration Statement”) and a preliminary and final prospectus supplement filed with the Commission in connection with the Offering. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

ITEM 8.01. Other Events.

On March 4, 2014, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 4, 2014, by and among the Company and Leerink Partners LLC, as representative of the several underwriters named therein.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-190939).

99.2	Press Release of OvaScience, Inc., dated March 4, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Dated: March 6, 2014	By:	/s/ Michelle Dipp
Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer

3